Minimum Fee $80 (See ss. 1401 sub-ss. 16)
            DOMESTIC                  -----------------------------------------
      BUSINESS CORPORATION

        STATE OF MAINE

            RESTATED
   ARTICLES OF INCORPORATION

(Shareholders Voting as One Class)          ------------------------------
                                              Deputy Secretary of State
                                      -----------------------------------------
Merrill Merchants Bancshares, Inc.
----------------------------------            A True Copy When Attested By
    (Name of Corporation)                              Signature

                                               ---------------------------
                                                Deputy Secretary of State
                                      -----------------------------------------


Pursuant to 13-A MRSA ss. 809, the undersigned corporation adopts these Restated Articles of Incorporation:

FIRST: All outstanding shares were entitled to vote on the following restatement as one class.

SECOND: The restatement set out in Exhibit A attached contains the same information and provisions as are required for original articles. Statements as to the incorporator or incorporators and the initial directors may be omitted. This restatement was adopted by the shareholders on (date) June 18, 1998 ("X" one box only)

             [X] at a meeting legally    OR    [ ] by unanimous written consent
                 called and held

THIRD: Shares outstanding and entitled to vote and shares voted for and against said restatement were:

         Number of Shares Outstanding          NUMBER             NUMBER
            and Entitled to Vote              Voted For        Voted Against
            --------------------              ---------        -------------
                  185,060

FOURTH: If such restatement provides for exchange, reclassification or cancellation of issued shares, the manner in which this shall be effected is contained in Exhibit B attached if it is not set forth in the restatement itself.

FIFTH: If the restatement changes the number or par values of authorized shares, the number of shares the corporation has authority to issue thereafter is as follows:

         Class     Series (If Any)     Number of Shares    Par Value (If Any)
         -----     ---------------     ----------------    ------------------




         The aggregate par value of all such shares (of all classes and series) having par value is $______________

         The total number of all such shares (of all classes and series) without par value is _____________ shares

         P.O. Box 917, 23 Water Street, Bangor, Maine, 04402-0917
         --------------------------------------------------------
                    (street, city, state and zip code)



DATED ________________________________     *By ________________________________
                                                        (signature)

                                               Norman Minsky, Clerk
                                               ________________________________
                                              (type or print name and capacity)


                                            *By _______________________________
                                                         (signature)


                                            *By _______________________________
                                               (type or print name and capacity)



           ______________________________________________________________

                           MUST BE COMPLETED FOR VOTE
                                OF SHAREHOLDERS
           ______________________________________________________________

              I certify that I have custody of the minutes showing
                       the above action by the shareholders.


           ______________________________________________________________
               (signature of clerk, secretary or asst. secretary)




NOTE: This form should not be used if any class of shares is entitled to vote as a separate class for any of the reasons set out in ss. 806, or because the articles so provide. For vote necessary for adoption see ss. 805.
--------------------------------------------------------------------------------

*This document MUST be signed by (1) the Clerk OR (2) the President or a vice-president and the Secretary or an assistant secretary, or such other officer as the bylaws may designate as a 2nd certifying officer OR (3) if there are no such officers, then a majority of the Directors or such directors as may be designated by a majority of directors then in office OR (4) if there are no such directors, then the Holders, or such of them as may be designated by the holders, of record of a majority of all outstanding shares entitled to vote thereon OR (5) the Holders of all of the outstanding shares of the corporation.

SUBMIT COMPLETED FORMS TO: CORPORATE EXAMINING SECTION, SECRETARY OF STATE,
                          101 STATE HOUSE STATION, AUGUSTA, ME 04333-0101
                                        TEL. (207) 287-4195
M NO. MBCA-6A Rev. 96

                                    EXHIBIT A
                                       TO
                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                       MERRILL MERCHANTS BANCSHARES, INC.


I. Name of Corporation. The name of the Corporation is Merrill Merchants Bancshares, Inc. and its principal business location in Maine is 201 Main Street, Bangor, Maine 04401.

II. Clerk. The name of its Clerk, who must be a Maine resident, and the registered office shall be Norman Minsky, 23 Water Street, P.O. Box 917, Bangor, Maine 04402-0917.

III. Directors. There shall be nine (9) directors. The directors may increase or decrease the number of directors by the affirmative vote of at least sixty-seven percent (67%) of the directors in office at the time of such vote. The Board of Directors is authorized to increase or decrease the number of directors. The minimum number shall be three (3) directors, and the maximum number shall be twenty-five (25) directors. The Board of Directors shall be divided into three classes of directors as specified in Article VI below.

IV. Capital Stock Provisions. The total number of shares of stock which the Corporation shall be authorized to issue is 5,000,000 shares, consisting of (i) 50,000 shares of Series A Preferred Stock with a par value of one dollar ($1.00) per share (the "Series A Preferred Stock"), 950,000 shares of Serial Preferred Stock with a par value of one cent ($0.01) per share, issuable in series as hereinafter provided for (hereinafter the "Serial Preferred Stock"), and (ii) 4,000,000 shares of common stock (herein called the "Common Stock") with a par value of one dollar ($1.00) per share.

         The preferences and voting powers of the Series A Preferred Stock, the Serial Preferred Stock and the Common Stock, the restrictions and qualifications thereof and the limits (if any) of the variations in each series of the Serial Preferred Stock are set forth below. For the purposes of this Article, the term "junior stock" shall mean Common Stock and shares of stock of the Corporation of any other class ranking junior to shares of Series A Preferred Stock and Serial Preferred Stock either in respect of the payment of dividends or in respect of any payment upon liquidation, dissolution or winding up of the Corporation.

A. Series A Preferred Stock

         (1) Cumulative Dividend Rate. The shares of Series A Preferred Stock, of which 19,566 shares having a stated value of $46.00 per share were authorized for issuance by resolution of the Board of Directors on September 30, 1992 as evidenced by a Statement of Resolution Establishing Series of Shares of the Corporation filed with the Secretary of State of the State of Maine on October 29, 1992, shall be entitled to receive, when and if declared by the Board of

Directors of the Corporation out of assets of the Corporation legally available for payment thereof, cumulative cash dividends on the stated value of the Series A Preferred Stock at the per annum rate, computed on the basis of a 365-day year, equal to the prime lending rate of BankBoston, N.A., as the same may change from time to time as hereinafter provided for. The dividend rate shall initially be determined a of October 1, 1992 and shall be adjusted on the same day of each month thereafter (each such day hereinafter referred to as an "Adjustment Date"). All such adjustments to said dividend rate shall be made and shall become effective on the corresponding Adjustment Date and said dividend rate as adjusted shall remain in effect until the next Adjustment Date.

         (2) Dividend Payments. Dividends shall be payable quarterly on March 31, June 30, September 30 and December 31 of each year. Dividends shall be payable to holders of record of the Series A Preferred Stock as they appear on the Corporation's shareholder records on such payment dates. Dividends payable for the initial dividend period shall be based on the amount of dividends accrued since the date of issuance of the Series A Preferred Stock.

         (3) Dividend Priorities. No dividend payment shall be paid or declared and set apart for payment on any other shares of stock of the Corporation, whether common or preferred, for any period unless cumulative dividends have been paid or contemporaneously are declared or paid or set apart for payment on the Series A Preferred Stock for such period. Holders of Series A Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full dividends for any period. No interest or sum of money in lieu of interest shall be payable in respect of a dividend payment or payments which may be in arrears.

         (4) Voting Rights. The Series A Preferred Stock shall be non-voting.

         (5)  Conversion Feature.

              (a) Timing. At the option of the holders, on or prior to September 30, 2002, each share of Series A Preferred Stock may be converted into shares of the voting common stock of the Corporation (the "Common Stock").

              (b) Conversion Ratio. The number of shares of Common Stock to be received for each share of Series A Preferred Stock shall be equal to the quotient resulting from dividing the $46.00 stated value of the Series A Preferred Stock by $46.00 (the per share price at which the Common Stock is to be sold pursuant to its 1992 private placement). The conversion ratio shall be adjusted as appropriate to account for any subdivision or combination of the outstanding shares of Common Stock occurring after closing on the 1992 private placement, whether resulting from a recapitalization, stock dividend, stock split or otherwise. For example, if the Corporation effected a two-for-one split of its Common Stock, rather than receiving one share of Common Stock for each share of Series A Preferred Stock converted, a holder would receive two shares of Common Stock for each share of Series A Preferred Stock converted.

              (c) Conversion Exercise. To exercise conversion rights, a holder of Series A Preferred Stock must provide the Corporation with written notice specifying (i) the intent by the holder to exercise its conversion rights, (ii) the number of shares of Series A Preferred Stock to be converted and a calculation of the number of shares of Common Stock to be received and (iii) the effective date of such conversion, to be not less than ten (10) days nor greater than sixty
         (60) days from the date of such notice (the "Conversion Date").

              (d) Payment of Dividends. Cumulative dividends accrued but unpaid on the Series A Preferred Stock to be converted as provided above shall be paid by the Corporation to the holder as paid to other holders of the Series A Preferred Stock, with the payment priority specified in Paragraph 3 above, it being understood that the Corporation shall be under no obligation to pay any such accrued dividends on or prior to the Conversion Date.

              (e) Shareholder Agreement. As a condition to any conversion of Series A Preferred Stock as set forth above, the holder must agree in writing that the Common Stock to be received upon conversion and the holder's rights therein shall be subject to the terms, conditions, rights and obligations as set forth in that certain shareholder agreement, dated October 30, 1992 (the "Shareholder Agreement), a copy of which is available for review and inspection at the registered office of the corporation.

         (6) Redemption. Shares of the Series A Preferred Stock may be redeemed, in whole or in part, by the Corporation at any time on or after October 1, 2002, at a redemption price equal to the stated value of the shares to be redeemed, plus accrued and unpaid dividends thereon, if any. Notwithstanding the foregoing: (i) any such redemption of the Series A Preferred Stock must be pre-approved by the Federal Reserve Bank of Boston; and (ii) these redemption rights shall not apply to any shares of Common Stock received upon conversion of the Series A Preferred Stock as set forth above.

         (7) Merger or Stock Sale. If the Corporation proposes to engage in a transaction whereby its Common Stock is to be transferred or exchanged for stock or securities of another entity or assets other than securities, whether pursuant to merger, consolidation or otherwise, or if there is a proposed sale of a majority of the then outstanding shares of Common Stock, the Corporation shall provide each holder of Series A Preferred Stock with at least thirty (30) days written notice of such transaction Such notice shall include a summary of all materials terms and conditions of the proposed transaction as relevant to holders of the Series A Preferred Stock.

              (a) Conversion Option. If such transaction occurs on or prior to September 30, 2002, each holder may convert its Series A Preferred Stock into Common Stock as provided above, subject to the following:

                    (i) Conversion notice must be given to the Corporation within fifteen (15) days of the date of the notice received from the Corporation.

                    (ii) If the transaction involves a merger, consolidation or similar transaction or the sale of all of the Common Stock, shares of Common Stock received by the holder upon conversion shall participate in such transaction in the same manner as other shares of Common Stock.

                    (iii) If the transaction does not involve a merger, consolidation or similar transaction and does not involve the sale of all of the Common Stock, shares of Common Stock received by the holder upon conversion may participate in such transaction only to the extent and in the manner provided pursuant to the negotiated terms and conditions for such transaction, it being expressly understood that the parties shall be under no obligation to negotiate participation for the holder.

                    (iv) The rights and obligations of the holder under the Shareholder Agreement shall only apply to transactions subsequent to the merger, consolidation or stock sale. Thus, for example, holders of Series A Preferred Stock converting into Common Stock shall have no rights of first refusal under the Shareholder Agreement with respect to the merger, consolidation or stock sale.

                    (v) If the transaction involves a merger, consolidation or similar transaction whereby the Common Stock is transferred or exchanged for stock or securities of another entity or assets other than securities, to the extent the Series A Preferred Stock is not converted into Common Stock as provided above, holders shall have no further rights to convert any remaining shares of Series A Preferred Stock into Common Stock and all rights to convert the Series A Preferred Stock into Common stock shall terminate and be extinguished.

              (b) Redemption Option. If the above conversion option is not or cannot be exercised, the Corporation may redeem all or any part of the outstanding Series A Preferred Stock at the price and subject to the other terms and conditions provided in Paragraph 6 above, except that such redemption may be effected without regard to whether the transaction occurs before, on or after October 1, 2002. This redemption option must be exercised by the Corporation prior to consummation of the merger, consolidation or stock sale and will only be effective provided such merger, consolidation or stock sale is consummated.

         (8) Dissolution and Payment Priority. In the event of any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, shares of Series A Preferred Stock are entitled to receive, out of assets of the Corporation legally available for distribution to shareholders, before any distribution is made to holders of any other stock of the Corporation, whether common or preferred, liquidation distribution in the amount of $46.00 per share plus accrued and unpaid dividends, if any. If the amounts payable with respect to the Series A Preferred Stock are not paid in full, holders of the Series A Preferred Stock shall share ratably on a per share basis. Upon payment of a full amount of the stated value plus accrued and unpaid dividends, holders of the Series A Preferred Stock will not be entitled to any further participation in any distributions or payments by the Corporation.

         (9) Preemptive Rights. Holders of the Series A Preferred Stock will not have preemptive rights, and the Series A Preferred Stock will be fully paid and non-assessable.



B.  Serial Preferred Stock

         (1) General - The shares of Serial Preferred Stock may be divided and issued in one or more series from time to time as determined by resolution of the Board of Directors. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. All shares of the Serial Preferred Stock, regardless of series, shall be identical except that the Board of Directors, prior to the issuance of any shares of a particular series of Serial Preferred Stock, may fix and determine the following relative rights and preferences as between different series:

              (a) The number of shares to constitute such series and the distinctive serial designation thereof;

              (b) The rate or rates of dividend, which may be subject to adjustment, whether dividends are to be cumulative, and the terms and conditions thereof;

              (c) Whether shares may be redeemed and, if so, the redemption price or prices and the terms and conditions of redemption;

              (d) The amounts payable upon shares in the event of voluntary and involuntary liquidation;

              (e) Sinking fund provisions, if any, for the redemption or purchase of shares;

              (f) The terms and conditions, if any, on which shares may be converted; and

              (g) The voting rights, if any, in addition to those set forth in Section D of this Article IV.

         The Board of Directors may create and issue shares of any series of the Serial Preferred Stock convertible, exchangeable or redeemable, at the option of either the Corporation or the holder or upon the happening of a specified event or events, into or for cash, property or rights, including bonds, debentures, notes, or other securities of the Corporation or another corporation, at such time or times, price or prices, or rate or rates, and with such adjustments, as shall be stated in the resolutio of the Board of Directors for the issue of such shares. With respect to fixing and determining the relative rights and preferences as between different series of Serial Preferred Stock, it is the purpose of these Articles of Incorporation to vest in the Board of

Directors the maximum flexibility to fix and determine such rights and preferences as is permissible under the Maine Business Corporation Act as may be amended from time to time. In order to effectuate this purpose, subparagraphs
(a) through (g) above shall be broadly construed.

         (2) Dividends - The holders of outstanding shares of Serial Preferred Stock shall be entitled to receive, as and when declared by the Board of Directors out of any funds legally available for the purpose, dividends at the dividend rate or rates fixed for the particular series, and no more, payable in such manner as the Board of Directors may determine for such series.

         So long as any shares of Serial Preferred Stock shall be outstanding, the Corporation shall not declare any dividends on the Common Stock of the Corporation or any other class of stock of the Corporation ranking as to dividends or distribution of assets junior to the shares of Serial Preferred Stock, or make any payment on account of or set apart money for, a sinking or other analogous fund for the purchase, redemption or other retirement of any share of a class of junior stock, or make any distribution in respect thereof, whether in cash or property or in obligations or stock of the Corporation, unless all senior dividend rights and preferences with respect to dividends for outstanding shares of Serial Preferred Stock have been fully satisfied.

         In addition, as long as any shares of Serial Preferred Stock shall be outstanding, the Corporation or any of its subsidiaries shall not purchase, redeem or otherwise acquire any shares of any class of junior stock (except in connection with a reclassification or exchange of any junior stock or the purchase, redemption or other acquisition of junior stock with proceeds of a reasonably contemporaneous sale of junior stock) nor shall any funds be set aside or made available for any sinking fund for the purchase or redemption of any share of any class of junior stock unless there shall be no arrearages in dividends on the shares of Serial Preferred Stock for any past dividend period, and the Corporation shall not be in default of any of its obligations to redeem any shares of Serial Preferred Stock.

         (3) Liquidation - In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of shares of Serial Preferred Stock shall be entitled to be paid out of the assets of the Corporation, before any distribution or payment is made to or set apart for the holders of any shares of any class of junior stock, the amount fixed for the particular series, plus, in each case, any amount equal to all unpaid dividends accrued thereon, if any, and that portion of the dividend accrued thereon, if any, up to the date of final payment or distribution to such holders. In case the net assets of the Corporation are not sufficient to pay the holders of all outstanding shares of Serial Preferred Stock the full amounts to which they are respectively entitled as aforesaid, the entire net assets of the Corporation shall be distributed ratably to the holders of all the outstanding shares of Serial Preferred Stock in proportion to the full amounts to which the are respectively entitled. Neither the merger or consolidation of the Corporation into or with any one or more other corporations nor the sale, conveyance, exchange or transfer of all or substantially all of the property or assets of the Corporation shall be deemed a liquidation, dissolution or winding up of the Corporation, voluntary or involuntary.

C.  Common Stock

         (1) Dividends - The holders of Common Stock shall be entitled to such dividends as may be declared from time to time by the Board of Directors, subject to the restrictions set forth in paragraph (2) of Section A of this
Article IV.

         (2) Liquidation - In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Common Stock shall be entitled to participate pro rata in the net assets of the Corporation remaining after distributions to holders of the Serial Preferred Stock as provided for in paragraph (3) of Section A hereof.


D.  General

         (1) Voting Rights - At each meeting of stockholders of the Corporation each holder of Common Stock shall be entitled to one vote for each share held.


              The holders of shares of each series of Serial Preferred Stock shall have no voting rights, unless otherwise fixed and determined by the Board of Directors prior to the issuance of any shares of a particular series of Serial Preferred Stock.

         There shall be no cumulative voting in elections for directors.

         (2) Preemptive Rights - No holder of any shares of Common Stock and no holder of any shares of Serial Preferred Stock shall be entitled as such, as a matter of right, to subscribe for or to purchase any shares of stock of the Corporation of any class, whether now or hereafter authorized or whether issued for cash, property or services, or as a dividend or otherwise, or any obligations, bonds, notes, debentures, stocks, warrants, options or other securities into shares of stock of the Corporation or carrying or evidencing any right to purchase shares of stock of any class.

         (3) Issuance of Stock - The authorized but unissued shares of capital stock of the Corporation may be issued from time to time in such amounts and upon such terms and conditions, not inconsistent with the laws of Maine or this Article, and for such consideration in cash, property, including stock or securities of other corporations, or services as the Board of Directors may determine.

         (4) Securities Convertible Into Stock - The Board of Directors may at any time create and issue bonds, debentures, notes and other securities convertible into shares of capital stock of the Corporation, and may also create and issue stock options and warrants entitling the holders thereof to purchase shares of capital stock of the Corporation on such terms and conditions, but not inconsistent with the laws of Maine or this Article, as the Board of Directors may from time to time determine.


V.   General Provisions.

         1. The Board of Directors is authorized and empowered from time to time, in its discretion, to make, amend or repeal the Bylaws, in part or in whole, except with respect to any provision thereof which by law, the Articles of Incorporation or the Bylaws requires action by the stockholders.

         2. The Board of Directors shall have full power and authority to determine the terms and manner of issue, including, but not limited to, the consideration therefor, (in a manner consistent with applicable law) and to issue or cause the issue of all shares of capital stock of the Corporation now or from time to time hereafter authorized.

         3. Meetings of stockholders may be held inside or outside the State of Maine at such location within the United States as the Board of Directors may determine. The books of this Corporation may be kept (subject to any provision of Maine law) at such place or places within the State of Maine as may be designated from time to time by the Board of Directors or in the Bylaws of this Corporation. Election of directors need not be by ballot unless so requested by any stockholder entitled to vot thereon.

         4. The Board of Directors shall have the power to fix from time to time their compensation. No person shall be disqualified from holding any office by reason of any interest. In the absence of fraud, any director, officer or stockholder of this Corporation individually, or any individual having any interest in any concern which is a stockholder of this Corporation, or any concern in which any of such directors, officers, stockholders or individuals has any interest, may be a party to, or may be pecuniarily or otherwise interested in, any contract, transaction or other act of this Corporation, and

          (1) such contract, transaction or act shall not be in any way invalidated or otherwise affected by that fact;

          (2) no such director, officer, stockholder or individual shall be liable to account to this Corporation for any profit or benefit realized through any such contract, transaction or act; and

          (3) any such director of this Corporation may be counted in determining the existence of a quorum at any meeting of the directors or of any committee thereof which shall authorize any such contract, transaction or act, and may vote to authorize the same;

         provided, however, that any contract, transaction or act in which any director or officer of this Corporation is so interested individually or as a director, officer, trustee or member of any concern which is not a subsidiary or affiliate of this Corporation, or in which any directors or officers are so interested as holders, collectively, of a majority of shares of capital stock or other beneficial interest at the time outstanding in any concern which is not a subsidiary or affiliate of this Corporation, shall be duly authorized or ratified by a majority of the directors who are not so interested, to whom the nature of such interest has been disclosed and who have made any findings required by law;

               the term "interest" as used herein shall include any personal interest and interest as a director, officer, stockholder, shareholder, trustee, member or beneficiary of any concern;

               the term "concern" as used herein shall mean any Corporation, association, trust, partnership, limited liability company, firm, person or other entity other than this Corporation; and

               the phrase "subsidiary or affiliate" as used herein shall mean a concern in which a majority of the directors, trustees, partners or controlling persons is elected or appointed by the directors of this Corporation, or is constituted of the directors or officers of this Corporation.

         To the extent permitted by law, the authorizing or ratifying vote of the holders of a majority of the shares of each class of the capital stock of this Corporation outstanding and entitled to vote for directors at any annual meeting or a special meeting duly called for the purpose (whether such vote is passed before or after judgment rendered in a suit with respect to such contract, transaction or act) shall validate any contract, transaction or act of this Corporation, or of the Board of Directors or any committee thereof, with regard to all stockholders of this Corporation, whether or not of record at the time of such vote, and with regard to all creditors and other claimants under this Corporation; provided, however, that

               A. with respect to the authorization or ratification of contracts, transactions or acts in which any of the directors, officers or stockholders of this Corporation have an interest, the nature of such contracts, transactions or acts and the interest of any director, officer or stockholder therein shall be summarized in the notice of any such annual or special meeting, or in a statement or letter accompanying such notice, and shall be fully disclosed at any such meeting;

               B. the stockholders so voting shall have made any findings required by law;

               C. stockholders so interested may vote at any such meeting except to the extent otherwise provided by law; and

               D. any failure of the stockholders to authorize or ratify such contract, transaction or act shall not be deemed in any way to invalidate the same or to deprive this Corporation, its directors, officers or employees of its or their right to proceed with such contract, transaction or act.

No contract, transaction or act shall be avoided by reason of any provision of this paragraph 4 which would be valid but for such provision or provisions.

         5. Each director or officer of the Corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account of the Corporation, reports made to the Corporation by any of its officers or employees or by counsel, accountants, appraisers or other experts or consultants selected by the directors or officers of the Corporation or upon other records of the Corporation.

         6. The Corporation shall have all the powers conferred by the laws of the State of Maine, provided that no such power shall be exercised in a manner inconsistent with the Maine Business Corporation Act, the provisions of Title 9-B of the Maine Revised Statutes governing financial institution holding companies, the United States Bank Holding Company Act of 1956, as amended, or any other applicable provision of Maine or federal law.

         7. Except as may be otherwise provided herein, this Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         8. No stockholder shall have any right to examine any property or any books, accounts or other writings of the Corporation if there is reasonable ground for belief that such examination will for any reason be adverse to the interests of the Corporation, and a vote of the directors refusing permission to make such examination and setting forth that in the opinion of the directors such examination would be adverse to the interests of the Corporation shall be prima facie evidence that such examination would be adverse to the interests of the Corporation. Every such examination shall be subject to such reasonable regulations as the directors may establish in regard thereto.

         9. The Board of Directors may specify the manner in which the accounts of the Corporation shall be kept and may determine what constitutes net earnings, profits and surplus, what amounts, if any, shall be reserved for any corporate purpose, and what amounts, if any, shall be declared as dividends. Unless the Board of Directors otherwise specifies, the excess of the consideration for any share of its capital stock with par value issued by it over such par value shall be paid-in surplus. The Board of Directors may allocate to capital stock less than all of the consideration for any share of its capital stock without par value issued by it, in which case the balance of such consideration shall be paid-in surplus. All surplus shall be available for any corporate purpose, including the payment of dividends.

         10. The purchase or other acquisition or retention by the Corporation of shares of its own capital stock shall not be deemed a reduction of its capital stock. Upon any reduction of capital or capital stock, no stockholder shall have any right to demand any distribution from the Corporation, except as and to the extent that the stockholders shall have provided at the time of authorizing such reduction.

         11. Subject to the provisions of Title 9-B of the Maine Revised Statutes governing financial institution holding companies, the United States Bank Holding Company Act of 1956, as amended, or any other applicable provision of Maine or federal law, the Corporation may carry on any business operation or activity through a wholly or partly owned subsidiary and may be a partner in any business enterprise which it would have power to conduct by itself.

         12. Except as otherwise provided in these Articles of Incorporation, the Articles of Incorporation of this Corporation may be amended at a meeting duly called for the purpose, by the vote of a majority of each class of stock outstanding and entitled to vote thereon provided that any provision added to or changes made in the Articles of Incorporation by such amendment could have been included in, and any provision deleted thereby could have been omitted from, the original Articles of Incorporation filed at the time of such meeting.

         13. No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability, except for any matter in respect of which such director shall be liable under Section 720 of the Maine Business Corporation Act or any amendment thereto or successor provision thereto or shall be liable by reason that, in addition to any and all other requirements for such liability, he (i) shall have breached his duty of loyalty to the Corporation or its stockholders, (ii) shall not have acted in good faith or, in failing to act, shall not have acted in good faith, (iii) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law or (iv) shall have derived an improper personal benefit. Neither the amendment nor repeal of this paragraph 13, nor the adoption of any provision of the Articles of Incorporation inconsistent with this paragraph 13, shall eliminate or reduce the effect of this paragraph 13 in respect of any matter occurring, or any cause of action, suit or claim that, but for this paragraph 13 would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

VI.      Classified Board of Directors.

         1. The Board of Directors of the Corporation shall be divided into three classes, initially consisting of three directors each: Class I, Class II and Class III. Each class shall consist, as nearly as may be practicable, of one-third of the whole number of the Board of Directors. If the number of directors is not evenly divisible by three, the Board of Directors shall determine the number of directors to be elected initially into each class. The initial members of Class I shall hold office for a term to expire at the annual meeting of the stockholders to be held in 1999; the initial members of Class II shall hold office for a term to expire at the annual meeting of the stockholders to be held in 2000; and the initial members of Class III shall hold office for a term to expire at the annual meeting of the stockholders to be held in 2001, and in the case of each class, until their respective successors are duly elected and qualified. At each annual election held commencing with the annual election in 1999, the directors elected to succeed those whose terms expire shall be identified as being of the same class as the directors they succeed and shall be elected to hold office for a term to expire at the third annual meeting of the stockholders after their election, and until their respective successors are duly elected and qualified. If the number of directors changes, any increase or decrease in directors shall be apportioned among the classes so as to maintain all classes as equal in number as possible, and any additional director elected to any class shall hold office for a term which shall coincide with the terms of the other directors in such class and until his successor is duly elected and qualified.

         2. Notwithstanding any other provisions of these Articles of Incorporation or the Bylaws of the Corporation or the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the Bylaws of the Corporation, the affirmative vote of the holders of at least eighty (80%) percent of the combined voting power of the outstanding stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter, adopt any provision inconsistent with or to repeal this Article VI.

VII. Indemnification of Officers, Directors, Employees and Agents, Etc.;
Insurance

         1. General. The Corporation shall in all cases indemnify any person who is or was a director or officer of the Corporation, and may (subject to Section 4 of this Article) indemnify any other person, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, partner, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement to the extent actually and reasonably incurred by that person in connection with such action, suit or proceeding; provided that no indemnification may be provided for any person with respect to any matter as to which that person shall have been finally adjudicated:

              A. Not to have acted honestly or in the reasonable belief that such person's action was in or not opposed to the best interests of the Corporation or its shareholders or, in the case of a person serving as a fiduciary of an employee benefit plan or trust, in or not opposed to the best interests of that plan or trust, or its participants or beneficiaries; or

              B. With respect to any criminal action or proceeding, to have had reasonable cause to believe that such person's conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order or conviction adverse to that person, or by settlement or plea of nolo contendere or its equivalent, shall not of itself create a presumption that such person did not act honestly or in the reasonable belief that such person's action was in or not opposed to the best interests of the Corporation or its shareholders or, in the case of a person serving as a fiduciary of an employee benefit plan or trust, in or not opposed to the best interests of that plan or trust or its participants or beneficiaries and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

         2. Derivative Actions. Notwithstanding any provision of Section 1 or 4, the Corporation shall not indemnify any person with respect to any claim, issue or matter asserted by or in the right of the Corporation as to which that person is finally adjudicated to be liable to the Corporation unless the court in which the action, suit or proceeding was brought shall determine that, in view of all the circumstances of the case, that person is fairly and reasonably entitled to indemnity for such amounts as the court shall deem reasonable.

         3. Special Right to Indemnification in Certain Cases. Any provisions of Sections 1, 2 or 4 to the contrary notwithstanding, to the extent that a director, officer, employee or agent of the Corporation, or any other person whom the Corporation has authority to indemnify under Section 1, has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 or 2, or in defense of any claim, issue or matter therein, that person shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred in connection therewith. The right to indemnification granted by this section may be enforced by a separate action against the Corporation, if an order for indemnification is not entered by a court in the action, suit or proceeding wherein that director, officer, employee, agent or other person was successful on the merits or otherwise.

         4. Mandatory Indemnification for Directors and Officers; Determinations in Specific Cases for Others. Any indemnification under Section 1, unless ordered by a court or required by these Articles of Incorporation or the Bylaws of the Corporation, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of any employee, agent or other person is proper in the circumstances and in the best interests of the Corporation; provided that no such determination shall be required with respect to any person who is or was a director or officer of the Corporation and indemnification of any such person under Section 1 shall be required in all cases, regardless of the capacity in which such director or officer is or was made or threatened to be made a party to the action, suit or proceeding. Where such a case specific determination is required, that determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to that action, suit or proceeding, or if such a quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders. Such a determination once made may not be revoked and, upon the making of that determination, the officer, employee, agent or other person may enforce the indemnification against the Corporation by a separate action notwithstanding any attempted or actua subsequent action by the Board of Directors.

         5. Advancement of Expenses. Except in the case of any person who is or was a director or officer of the Corporation, expenses incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding may be authorized and paid by the Corporation in advance of the final disposition of that action, suit or proceeding upon a determination made in accordance with the procedure established in Section 4 that, based solely on the facts then known to those making the determination and without further investigation, the person seeking indemnification satisfied the standard of conduct prescribed by Section 1, and upon receipt by the Corporation of:

              A. A written undertaking by or on behalf of the person to repay that amount if that person is finally adjudicated:

                  (1) Not to have acted honestly or in the reasonable belief that such person's action was in or not opposed to the best interests of the Corporation or its shareholders or, in the case of a person serving as a fiduciary of an employee benefit plan or trust, in or not opposed to the best interests of such plan or trust or its participants or beneficiaries;

                  (2) With respect to any criminal action or proceeding, to have had reasonable cause to believe that the person's conduct was unlawful; or

                  (3) With respect to any claim, issue or matter asserted in any action, suit or proceeding brought by or in the right of the Corporation, to be liable to the Corporation, unless the court in which that action, suit or proceeding was brought permits indemnification in accordance with Section 2; and

              B. A written affirmation by the person that such person has met the standard of conduct necessary for indemnification by the Corporation as authorized in this Section.

The undertaking required by Paragraph A shall be an unlimited general obligation of the person seeking the advance, but need not be secured and may be accepted without reference to financial ability to make the repayment. With respect to any person who is or was a director or officer of the Corporation, such expenses shall in all cases be advanced by the Corporation, as reasonably requested from time to time, upon receipt by the Corporation, at the time of the initial advance of the undertaking described in clause (A) and the affirmation described in clause (B) above.

         6. Indemnification Rights Not Exclusive; Enforceable by Separate Action. The indemnification and entitlement to advances of expenses provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in that person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, agent, trustee, partner or fiduciary and shall inure to the benefit of the heirs, executors and administrators of such a person. A right to indemnification required by this Article may be enforced by a separate action against the Corporation, if an order for indemnification has not been entered by a court in any action, suit or proceeding in respect to which indemnification is sought.

         7. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, partner, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or other enterprise against any liability asserted against that person and incurred by that person in any such capacity, or arising out of that person's status as such, whether or not the Corporation would have the power to indemnify that person against such liability under this Article.

         8. Miscellaneous. For purposes of this Article, references to the "Corporation" shall include, in addition to the surviving corporation or new corporation, any participating corporation in a consolidation or merger. For purposes of this Article, the Corporation shall be deemed to have requested a person to serve an employee benefit plan whenever the performance of such person's duties to the Corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person seeking indemnification with respect to an employee benefit plan in the performance of such person's duties for a purpose reasonably believed by such person to be in the interests of the participants or beneficiaries of the plan shall be deemed to be for a purpose which is in the best interests of the Corporation.

         9. Amendment. Any amendment, modification or repeal of this Article VII shall not deny, diminish or otherwise limit the rights of any person to indemnification or advance hereunder with respect to any action, suit or proceeding arising out of any conduct, action or omission occurring or allegedly occurring at any time prior to the date of such amendment, modification or repeal.

VIII.    Required Vote of Shareholders in Certain Business Combinations

         1. Notwithstanding anything to the contrary in these Articles of Incorporation, the Corporation shall not engage in any business combination for a period of 5 years following an interested stockholder's stock acquisition date unless that business combination is:

              A. Approved by the board of directors of the Corporation prior to that interested stockholder's stock acquisition date; or

              B. Approved, subsequent to that interested stockholder's stock acquisition date, by the Board of Directors of the Corporation and authorized by the affirmative vote, at a meeting called for that purpose, of at least eighty percent (80%) of the outstanding voting stock not beneficially owned by that interested stockholder or any affiliate or associate of that interested stockholder or by persons who are either directors or officers and also employees of the Corporation.

         2. This Article shall not apply to business combinations involving an interested stockholder which became an interested stockholder inadvertently if that interested stockholder:

              A. As soon as practicable, divests itself of a sufficient amount of the voting stock of the Corporation so that the interested stockholder no longer is the beneficial owner, directly or indirectly, of 25% or more of the outstanding voting stock of the Corporation; and

              B. Has not been at any time within the 5-year period preceding the announcement date with respect to that business combination, an interested stockholder of the Corporation but for that inadvertent acquisition.

         3. As used in this Article, unless the context indicates otherwise, the following terms have the following meanings.

              A. "Affiliate" means a person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with a specified person.

              B. "Announcement date," when used in reference to any business combination, means the date of the first public announcement of the final, definitive proposal for that business combination.

              C. "Associate," when used to indicate a relationship with any person means:

                  (1) Any corporation or organization of which that person is a director, officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of voting stock;

                  (2) Any trust or other estate in which that person has a
               substantial beneficial interest or to which that person serves as trustee or in a similar fiduciary capacity; and

                  (3) Any relative or spouse of that person, or any relative of that spouse, who has the same home as that person.

              D. "Beneficial owner," when used with respect to any stock, means a person:

                  (1) That, individually or with or through any affiliate or associate, beneficially owns that stock, directly or indirectly;

                  (2) That, individually or with or through any affiliate or associate, has the right to acquire that stock, whether that right is exercisable immediately or only after the passage of time, pursuant to any agreement, arrangement or understanding, whether or not in writing, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided that a person is not deemed the beneficial owner of stock tendered pursuant to a tender or exchange offer made by that person or any of that person's affiliates or associates until that tendered stock is accepted for purchase or exchange; or the right to vote that stock pursuant to any agreement, arrangement or understanding, whether or not in writing; provided that a person is not deemed the beneficial owner of any stock under this subparagraph if the agreement, arrangement or understanding to vote that stock arises solely from a revocable proxy given in response to a proxy solicitation made in accordance with the applicable rules and regulations under the Exchange Act, and is not then reportable on a Schedule 13D under the Exchange Act, or any comparable or successor report; or

                  (3) That has any agreement, arrangement or understanding,
               whether or not in writing, for the purpose of acquiring, holding, voting, except voting pursuant to a revocable proxy as described in subparagraph (2), or disposing of that stock with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, that stock.

              E. "Business combination," when used in reference to the Corporation and any interested stockholder of the Corporation, means:

                  (1) Any merger or consolidation of the Corporation or any
               subsidiary of the Corporation with that interested stockholder, any other corporation, whether or not it is an interested stockholder of the Corporation, which is, or after a merger or consolidation would be, an affiliate or associate of that interested stockholder, or any other corporation if the merger or consolidation is caused by that interested stockholder and as a result of that merger or consolidation this section is not applicable to the surviving corporation;

                  (2) Any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, of assets of the Corporation or any subsidiary of the Corporation having an aggregate market value equal to 10% or more of the aggregate market value, or book value determined in accordance with good accounting practices, of all the assets, determined on a consolidated basis, of the Corporation, having an aggregate market value equal to 10% or more of the aggregate market value of all the outstanding stock of the Corporation, or representing 10% or more of the earning power or income, determined on a consolidated basis, of the Corporation proposed by, on behalf of or pursuant to any agreement, arrangement or understanding, whether or not in writing, with that interested stockholder or any affiliate or associate of that interested stockholder;

                  (3) The issuance or transfer by the Corporation or any
               subsidiary of the Corporation, in one transaction or a series of transactions, of any stock of the Corporation or any subsidiary of the Corporation which has an aggregate market value equal to 5% or more of the aggregate market value of all the outstanding stock of the Corporation to that interested stockholder or any affiliate or associate of that interested stockholder, except pursuant to the exercise of warrants or rights to purchase stock offered, or a dividend or distribution paid or made, pro rata to all stockholders of the Corporation;

                  (4) The adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by, on behalf of or pursuant to any agreement, arrangement or understanding, whether or not in writing, with that interested stockholder or any affiliate or associate of that interested stockholder;

                  (5) Any reclassification of securities, including, without limitation, any stock split, stock dividend or other distribution of stock in respect of stock, or any reverse stock split, or recapitalization of the Corporation, or any merger or consolidation of the Corporation, with any subsidiary of the Corporation, or any other transaction, whether or not with, or into, or otherwise involving that interested stockholder, proposed by, on behalf of or pursuant to any agreement, arrangement or understanding, whether or not in writing, with that interested stockholder or any affiliate or associate of that interested stockholder, any of which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of voting stock or securities convertible into voting stock of the Corporation or any subsidiary of the Corporation which is directly or indirectly owned by that interested stockholder or any affiliat or associate of that interested stockholder, except as a result of immaterial changes due to fractional share adjustments; or

                  (6) Any receipt by that interested stockholder or any
               affiliate or associate of that interested stockholder of the benefit, directly or indirectly, except proportionately as a stockholder of the Corporation, of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by or through the Corporation.

              F. "Control," including the terms "controlling," "controlled by" and "under common control with," means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract or otherwise. A person's beneficial ownership of 10% or more of the outstanding voting stock of a corporation shall create a presumption that such person has control of that corporation. Notwithstanding this paragraph, a person is not deemed to have control of a corporation if that person holds voting power, in good faith and not for the purpose of circumventing this paragraph, as an agent, bank, broker, nominee, custodian or trustee for one or more beneficial owners who do not individually or as a group have control of that corporation.

              G. "Interested stockholder," when used in reference to the Corporation, means any person, other than this Corporation or any subsidiary of this Corporation, that:

                  (1) Is the beneficial owner, directly or indirectly, of 25% or more of the outstanding voting stock of the Corporation; or

                  (2) Is an affiliate or associate of this Corporation and at any time within the 5-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 25% or more of the outstanding voting stock of the Corporation. For the purpose of determining whether a person is an interested stockholder pursuant to this paragraph, the number of shares of voting stock of the Corporation deemed to be outstanding shall include shares deemed to be beneficially owned by the person through application of paragraph D, but shall not include any other unissued shares of voting stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise; provided that the term "interested stockholder" does not include any person whose ownership of voting stock in excess of the 25% limitation set forth in this section is the result of action taken solely by the Corporation and not caused directly or indirectly by that person, provided that such person is an interested stockholder if thereafter that person acquires additional shares of voting stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by that person.

              H. "Market value," when used in reference to property of the Corporation, means:

                  (1) In the case of stock, the highest closing sale price
               during the 30-day period immediately preceding the date in question of a share of the stock on the composite tape for New York Stock Exchange listed stocks, or, if the stock is not quoted on that composite tape or, if the stock is not listed on that exchange, on the principal United States Securities Exchange registered under the Exchange Act on which the stock is listed, or, if the stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of the stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System, or any system then in use, or, if no such quotations are available, the fair market value on the date in question of a share of the stock as determined in good faith by the Board of Directors of the Corporation; and

                  (2) In the case of property other than cash or stock, the fair market value of that property on the date in question as determined in good faith by the Board of Directors of the Corporation.

              I.  "Stock" means:

                  (1) Any of the Corporation's stock or similar security, any certificate of interest, any participation in any profit-sharing agreement, any voting trust certificate or any certificate of deposit for stock; and

                  (2) Any security convertible of the Corporation, with or
               without consideration, into stock or any warrant, call or other option or privilege of buying stock without being bound to do so, or any other security of the Corporation carrying any right to acquire, subscribe to or purchase stock.

              J. "Stock acquisition date," with respect to any person and the Corporation, means the date that such person first becomes an interested stockholder of the Corporation.

              K. "Subsidiary" of the Corporation means any other corporation of which voting stock having 50% or more of the votes entitled to be cast is owned, directly or indirectly, by the Corporation.

              L. "Voting stock" means shares of stock of a corporation entitled to vote generally in the election of directors.

         4. The requirements of this Article shall be in addition to the requirements of applicable law, and any additional requirements contained in these Articles of Incorporation or Bylaws of the Corporation with respect to business combinations as defined in this Article.